Exhibit 4.1

LOCKHEED MARTIN CORPORATION

AS ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

INDENTURE

DATED AS OF SEPTEMBER 6, 2011

Table Showing Reflection in Indenture of Certain Provisions
of Trust Indenture Act of 1939,
as amended by the Trust Indenture Reform Act of 1990
(This Table is not part of the Indenture.)

Reflected in Indenture

TIA	Section
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10

§ 311(a)	7.11
(b)	7.11

§ 312(a)	2.06
(b)	10.03
(c)	10.03

§ 313(a)	7.06
(b)	7.06
(c)	10.02
(d)	7.06

§ 314(a)(1)	4.07
(a)(2)	4.07
(a)(3)	4.07
(a)(4)	4.07
(b)	Not Applicable
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.05

§ 315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01
(e)	6.11

§ 316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	10.16

§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05

§ 318(a)	10.01
(c)	10.01

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NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE

INDENTURE dated as of September 6, 2011, between Lockheed Martin Corporation, a Maryland corporation, as the Corporation, and U.S. Bank National Association, a national banking association, as Trustee.

Each party agrees as follows for the benefit of the other party and, as to each series of Securities, for the equal and ratable benefit of the Holders of that series of the Corporation’s Securities issued pursuant to this Indenture:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.

“Agent” means any Registrar, Paying Agent or co-registrar.
“Board of Directors” means the Board of Directors, or any duly appointed committee of the Board of Directors, of the Corporation.

“Board Resolution” means a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority, a copy of which has been certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors or such committee or person and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day,” when used with respect to any particular Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law to close.

“Conversion Event” means, in the good faith judgment of the Corporation, the unavailability of any Foreign Currency or currency unit, due to the imposition of exchange controls or other circumstances beyond the control of the Corporation.

“Corporation” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

“Currency Determination Agent,” with respect to Securities of any series, means a New York Clearing House bank designated pursuant to Section 2.03 or Section 2.14.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the party designated as Depositary by the Corporation pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions hereof, and thereafter “Depositary” shall mean or include each party that then is a Depositary hereunder, and if at any time there is more than one such party, “Depositary” as used with respect to the Securities on any such series shall mean the Depositary with respect to the Securities of that series.

“Discounted Security” means any Security that provides for an amount (excluding any amounts attributable to accrued but unpaid interest) less than its principal amount to be due and payable upon a declaration of acceleration of the maturity of the Security pursuant to Section 6.02.

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Exchange Rate Officers’ Certificate” means a certificate or facsimile thereof setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign Currency or currency unit amounts of principal and interest, if any (on an aggregate basis and on the basis of a Security having the denomination principal amount determined in accordance with Section 2.03 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, which is signed by any Officer of the Corporation.

“Foreign Currency” means a currency issued by the government of any country other than the United States of America or a currency established by a group of countries as a common legal currency such as the “Euro”.

“Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.01, and bearing the legend prescribed in Section 2.01.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as it may be amended or supplemented from time to time.

“Market Exchange Rate” means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 2.03 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York, (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the applicable Currency Determination Agent in its sole discretion and without liability on its part. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or any other principal market for such currency or currency unit in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used with respect to such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments with respect to such securities. For purposes of this definition, a “nonresident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Corporation.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated by Section 2.03.

“principal” of a Security means the principal of the Security (or if such Security was issued with original issue discount, the face amount of such Security less the remaining unamortized portion of the original issue discount of such Security) plus, when appropriate, the premium, if any, on the Security.

“Responsible Officer” means any officer of the Trustee in its corporate trust department or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“SEC” means the Securities and Exchange Commission.
“Securities” means the securities issued pursuant to this Indenture from time to time, as such securities may be amended or supplemented from time to time.
“series” when used with respect to the Securities means all Securities bearing the same title and identified as part of a single series of Securities by a Board Resolution.
“TIA” means the Trust Indenture Act of 1939, as in effect (unless otherwise stated herein) on the date of this Indenture.
“Trustee” means the party named as such in this Indenture until a successor replaces it and thereafter means the successor. The term “Trustee” includes any additional Trustee appointed pursuant to Section 2.03 or Section 7.08 but, if at any time there is more than one Trustee, the term “Trustee” as used with respect to Securities of any series shall mean the Trustee with respect to Securities of that series.
“Trust Officer” means a Vice President or any other officer of the Trustee assigned by the Trustee to handle its corporate trust matters and who shall have direct responsibility for the administration of this Indenture.
“Uniform Commercial Code” means the Maryland Uniform Commercial Code.
SECTION 1.02. Other Definitions.

Term	Defined in Section
“Attributable Debt”	4.01
“Bankruptcy Law”	6.01
“Component Currency”	2.13
“Consolidated Net Tangible Assets”	4.01
“Conversion Date”	2.13
“Custodian”	6.01
“Debt”	4.01
“Dollar Equivalent of the Currency Unit”	2.13
“Dollar Equivalent of the Foreign Currency”	2.13
“Election Date”	2.13
“Event of Default”	6.01
“Judgment Date”	10.13

“Legal Holiday”	10.08
“Lien”	4.01
“Long-Term Debt”	4.01
“Patriot Act”	10.20
“Paying Agent”	2.04
“Principal Property”	4.01
“Registrar”	2.04
“Restricted Property”	4.01
“Restricted Subsidiary”	4.01
“Sale-Leaseback Transaction”	4.01
“Specified Amount”	2.13
“Subsidiary”	4.01
“Substitute Date”	10.13
“United States”	4.01
“U.S. Government Obligations”	8.02
“Valuation Date”	2.13
“Voting Stock”	4.01
SECTION 1.03. Incorporation by Reference of TIA.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the SEC;
“indenture securities” means the Securities;
“indenture security holder” means a Securityholder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the indenture securities means the Corporation.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.
SECTION 1.04. Rules of Construction.
Unless the context otherwise requires:
(1)  a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;
(3) “or” is not exclusive;
(4) words in the singular include the plural, and in the plural include the singular;
(5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine gender; and
(6) provisions apply to successive events and transactions.
ARTICLE 2
THE SECURITIES
SECTION 2.01. Form and Dating.
The Securities shall be issued substantially in the form or forms (including global form) as shall be established by or pursuant to a Board Resolution or Resolutions or any supplemental indenture, in each case with such appropriate insertions, omissions, substitutions or other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

Notwithstanding the foregoing, if any Security of a series is issuable in the form of a Global Security or Securities, each such Global Security may provide that it shall represent the aggregate amount of Securities outstanding under the series from time to time endorsed thereon and also may provide that the aggregate amount of Securities outstanding under the series represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount of Securities outstanding under the series represented thereby shall be made by the Trustee in accordance with the instructions of the Corporation and in such manner as shall be specified on such Global Security. Any instructions by the Corporation with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 10.04.

Before the first delivery of a Security of any series to the Trustee for authentication, the Corporation shall deliver to the Trustee the following:

(1) the Board Resolution or Resolutions by or pursuant to which the forms and terms of the Security have been approved;

(2) an Officers’ Certificate of the Corporation dated the date of delivery stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in that series have been complied with and directing the Trustee to authenticate and deliver the Securities to or upon written order of the Corporation; and

(3) Opinions of Counsel stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities of that series have been complied with, the form and terms of the series have been established by or pursuant to a Board Resolution or resolutions in conformity with this Indenture, and that Securities in such form when completed by appropriate insertions and executed by the Corporation and delivered by the Corporation to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such Opinions of Counsel will be the legal, valid and binding obligations of the Corporation, entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors’ rights and to general equitable principles, and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of Securities of that series or that are customarily included in similar opinions by lawyers experienced in such matters.
Notwithstanding the foregoing, if the Corporation shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Corporation shall execute and the Trustee shall, in accordance with this Section, Section 2.02 and the authentication order of the Corporation with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that shall (a) represent and be denominated in an aggregate amount equal to the aggregate principal amount of the Securities of such series to be represented by one or more Global Securities, (b) be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (c) be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction, and (d) bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or a nominee of any successor Depositary.”
SECTION 2.02. Execution and Authentication.
An Officer shall sign the Securities for the Corporation by manual or facsimile signature in the name of the Corporation.
If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
Notwithstanding the provisions of Section 2.03 and of the preceding paragraphs, if all Securities of a series are not to be originally issued at one time (including, for example, a series constituting a medium-term note program), it shall not be necessary to deliver the Officers’ Certificate or the Opinions of Counsel otherwise required pursuant to Section 2.01 or otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series. In such case the Trustee may conclusively rely on the foregoing documents and opinions delivered pursuant to Section 2.01 and Section 2.03, and this Section, as applicable (unless revoked by superseding comparable documents or opinions), as to the matters set forth therein.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to the Trustee for cancellation as provided in Section 2.11 together with a written statement (which need not comply with Section 2.01 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Corporation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

If any Security of a series shall be represented by a Global Security, then, for purposes of this Section and Section 2.10, the notation of the record owners’ interest therein upon original issuance of such Security shall be deemed to be delivered in connection with the original issuance of each beneficial owner’s interest in such Global Security.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date:       [Name of Trustee], as Trustee

               By:___________________________

The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Corporation.

If at any time there shall be an authenticating agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication to be borne by the Securities of each such series shall be substantially as follows:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date:       [Name of Trustee], as Trustee

               By:___________________________
            as Authenticating Agent

           By:___________________________
             Authorized Officer

SECTION 2.03. Title, Amount and Terms of Securities.

The principal amount of Securities that may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities may be issued in a total principal amount up to that authorized from time to time by or pursuant to relevant Board Resolutions.

The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution or Resolutions of the Corporation, which shall specify:

(1) the title of the Securities of that series (which shall distinguish the Securities of that series from Securities of all other series);

(2) any limit on the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, in exchange for or in lieu of other Securities of that series pursuant to Sections 2.07, 2.08 or 3.07);

(3) the date or dates (or the manner of determining the same) on which the principal of the Securities of that series is payable (which, if so provided in the Board Resolution or Resolutions, may be determined by the Corporation from time to time and set forth in the Securities of that series issued from time to time);

(4) the rate or rates, or the method to be used in ascertaining the rate or rates, at which the Securities of that series shall bear interest, if any, the basis upon which interest shall be calculated if other than that of a 360-day year of 12 30-day months, the date or dates from which such interest shall accrue (which, in either case or both, if so provided in the Board Resolution or Resolutions, may be determined by the Corporation from time to time and set forth in the Securities of that series issued from time to time), the interest payment dates on which such interest shall be payable (or the manner of determining the same) and the record date for the interest payable on any interest payment date;

(5) if the trustee of that series is other than the Trustee initially named in this Indenture or any successor thereto, the trustee of that series;

(6) the place or places where the principal of and interest, if any, on Securities of that series shall be payable;

(7) the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions on which Securities of that series may be redeemed or converted into another Security, in whole or in part, at the option of the Corporation;
(8) the obligation, if any, of the Corporation to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of Holders of Securities of that series (or to convert such Securities into other Securities at the option of the Holder), and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(9) if denominated in Dollars and in denominations other than denominations of $1,000 and any multiple of $1,000, the denominations in which Securities of that series shall be issuable;
(10) if denominated in other than Dollars, the currency or currencies, including composite currencies, in which the Securities of that series are denominated and the denominations in which Securities of that series shall be issuable;
(11) if the principal of and interest, if any, on the Securities of that series are to be payable, at the election of the Corporation or a Holder thereof, in a currency or currency unit other than that in which the Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of or in accordance with the provisions of Section 2.13, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which the Securities are denominated or stated to be payable and the currency or currency unit in which the Securities are to be so payable;
(12) the index, if any, used to determine the amount of payments of principal of or interest, if any, on the Securities of that series;
(13) if the amount of payments of the principal of and interest, if any, on the Securities of that series may be determined with reference to an index based on a currency or currencies other than that in which the Securities of that series are denominated, the manner in which such amounts shall be determined;
(14) if other than the full principal amount, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the maturity pursuant to Section 6.02;
(15) if convertible into or exchangeable for Securities of another series or other securities of the Corporation or another issuer, the terms upon which the Securities of that series will be convertible into or exchangeable for such securities;

(16) the right, if any, of the Corporation to redeem all or any part of the Securities of that series before maturity and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of that series may be redeemed;
(17) the provisions, if any, restricting defeasance of the Securities of that series;
(18) if other than or in addition to the events specified in Section 6.01, events of default with respect to the Securities of that series;
(19) if the Securities of that series are to be issued in whole or in part in the form of one or more Global Securities, the Depositary for such Global Security or Securities and whether beneficial owners of interests in any such Global Securities may exchange such interests for other Securities of such series in the manner provided in Section 2.07, and the manner and the circumstances under which and the place or places where any such exchanges may occur if other than in the manner provided in Section 2.07, and any other terms of the series relating to the global nature of the Securities of such series and the exchange, registration or transfer thereof and the payment of any principal thereof or interest, if any, thereon;
(20) the designation of the original Currency Determination Agent, if any, with respect to the Securities of that series; and
(21) any other terms of or relating to the Securities of that series (which terms shall not be inconsistent with the provisions of this Indenture).
All Securities of any particular series shall be identical as to currency of denomination and otherwise shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the relevant Board Resolution or Resolutions.
The Trustee need not authenticate the Securities of any series if their terms impose on the Trustee duties in addition to those imposed on the Trustee by this Indenture. If the Trustee does authenticate any such Securities, the authentication will evidence the Trustee’s agreement to comply with any such additional duties.
Each Depositary designated pursuant to this Section for a Global Security in registered form shall, if required, at the time of its designation and at all times while it serves as a Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.
SECTION 2.04. Registrar and Paying Agent.
The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. There may be separate Registrars and Paying Agents for different series of Securities.

The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Corporation shall notify the Trustee of the name and address of any such Agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Corporation initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.05. Paying Agent to Hold Money in Trust.

Each Paying Agent for any series of Securities shall hold in trust for the benefit of Holders of Securities of the same series or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on such Securities and shall notify the Trustee of any default by the Corporation in making such payment. If the Corporation or a Subsidiary acts as Paying Agent with respect to a series of Securities, it shall segregate the money for that series and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.06.  Securityholder Lists.

For each series of Securities, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of that series. If the Trustee is not the Registrar, the Corporation shall furnish or cause to be furnished to the Trustee on or before each interest payment date for each series of Securities and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of that series.

SECTION 2.07.  Transfer and Exchange.

Where a Security (other than a Global Security, except as set forth herein) is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code (or any successor provision) are met. Where Securities (other than a Global Security, except as set forth herein) of any series are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations of the same series with identical terms as the Securities exchanged, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Corporation may charge a reasonable fee for any transfer or exchange, but not for any exchange pursuant to Section 2.10, 3.07 or 9.05. The Corporation shall not be required to make transfers or exchanges of Securities of any series for a period of 15 days before a selection of Securities of the same series to be redeemed or before an interest payment.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
None of the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
If at any time the Depositary for the Securities of a series notifies the Corporation that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series no longer shall be eligible under Section 2.03, the Corporation shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such ineligibility, the Corporation’s election pursuant to Section 2.03(19) no longer shall be effective with respect to the Securities of such series and the Corporation will execute, and the Trustee, upon receipt of an order of the Corporation for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
The Corporation may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities no longer shall be represented by such Global Security or Securities. In such event the Corporation will execute, and the Trustee, upon receipt of an order of the Corporation for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
If specified by the Corporation pursuant to Section 2.03 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for the Securities of such series in definitive form on such terms as are acceptable to the Corporation and such Depositary. Thereupon, the Corporation shall execute, and the Trustee shall authenticate and deliver:
(1) to each party specified by such Depositary a new Security or Securities of the same series, of any authorized denomination as requested by such party in aggregate principal amount equal to and in exchange for such party’s beneficial interest in the Global Security; and
(2) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of the Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the parties in whose names such Securities are so registered.

SECTION 2.08.  Replacement Securities.

If the Holder of a Security claims that the Security has been mutilated, destroyed, lost or stolen, the Corporation may issue and the Trustee shall authenticate a replacement Security of the same series with identical terms as the Securities exchanged if the requirements of Section 8-405 of the Uniform Commercial Code (or any successor provision) are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Corporation and the Trustee may charge for their expenses in replacing a Security.

In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof, except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar for such Security such security or indemnity as may be required by them to hold each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar, and any agent of any of them, of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith (including all fees and expenses of the Trustee, the Paying Agent, the Registrar and any co-registrar for such Security).

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09.  Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee (and, in the case of Global Securities, endorsed by the Trustee) except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Corporation, or an affiliate of the Corporation, holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

If a Security is called for redemption, the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

SECTION 2.10.  Temporary Securities.

Until definitive Securities of any series are ready for delivery or a permanent Global Security or Securities are prepared, as the case may be, the Corporation may prepare and the Trustee shall authenticate temporary Securities or one or more temporary Global Securities, as the case may be, of the same series. Temporary Securities of any series shall be substantially in the form of definitive Securities or permanent Global Securities, as the case may be, of the same series, but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee shall authenticate definitive Securities or a permanent Global Security or Securities, as the case may be, of the same series in exchange for temporary Securities. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities or permanent Global Securities of such series.

SECTION 2.11.  Cancellation.

The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation, and shall so certify to the Corporation upon its written request therefor. The Corporation may not issue new Securities to replace Securities it has paid or it has delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.

If the Corporation defaults in a payment of interest on any Securities of any series, it shall pay the defaulted interest to the persons who are Holders of those Securities on a subsequent special record date. The Corporation shall fix the special record date and the payment date in respect thereof. At least 15 days before the special record date, the Corporation shall give notice to each Holder of Securities of that series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful manner.

SECTION 2.13.  Currency and Manner of Payments in Respect of Securities.
(a) With respect to Securities of any series not permitting the election provided for in subsection (b) below or the Holders of which have not made the election provided for in subsection (b) below, except as provided in subsection (d) below, payment of the principal of and interest, if any, on any Security of such series will be made in the currency or currency unit in which such Security is payable.

(b) It may be provided pursuant to Section 2.03 with respect to Securities of any series that Holders shall have the option, subject to subsections (d) and (e) below, to receive payments of principal of or interest, if any, on such Securities in any of the currencies or currency units that may be designated for such election by delivering to the Trustee for such series of Securities a written election with signature guarantees and in form and substance satisfactory to such Trustee, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee for such series of Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or notice of redemption has been given by the Corporation pursuant to Article 3). In the event any Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in the currency or currency unit indicated pursuant to subsection (a) above unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with respect to the Securities of such series as described in Section 8.01, 8.02 or 8.03, will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 2.03 for the Securities of such series. Any Holder of any such Security who shall not have delivered any such election to the Trustee of such series of Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in subsection (a) above. In no case may a Holder of Securities of any series elect to receive payments in any currency or currency unit as described in this subsection following a deposit of funds with respect to the Securities of such series as described in Section 8.01, 8.02 or 8.03.

(c) If the election referred to in subsection (b) above has been provided for pursuant to Section 2.03, then not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Currency Determination Agent for that series will deliver to the Corporation a written notice specifying, in the currency or currency unit in which Securities of such series are payable, the respective aggregate amounts of principal of and interest, if any, on the Securities to be made on such payment date, and specifying the amounts in such currency or currency unit so payable with respect to the Securities of such series as to which the Holders thereof shall have elected to be paid in a currency or currency unit other than that in which such series is denominated as provided in subsection (b) above. If the election referred to in subsection (b) above has been provided for pursuant to Section 2.03 and if at least one Holder has made such election, then, on the second Business Day preceding such payment date the Corporation will deliver to the Trustee for such series of Securities an Exchange Rate Officers’ Certificate with respect to the Dollar, Foreign Currency or currency unit payments to be made on such payment date. The Dollar, Foreign Currency or currency unit amount receivable by Holders of Securities who have elected payment in a currency or currency unit as provided in subsection (b) above shall, unless otherwise provided pursuant to Section 2.03, be determined by the Corporation on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date.

(d) If a Conversion Event occurs with respect to a Foreign Currency or any currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to subsection (b) above, then with respect to each date for the payment of principal of and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency or such currency unit occurring after the last date on which such Foreign Currency or such currency unit was available (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Corporation to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the amount that would have been payable in Foreign Currency or currency units but expressed in Dollars according to the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Currency Determination Agent in the manner provided in subsection (f) or (g) below.

(e) If the Holder of a Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in subsection (b) above, and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election. If a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in subsection (d) above.

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent and shall be obtained for each subsequent payment after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g) The “Dollar Equivalent of the Currency Unit” shall be determined by the Currency Determination Agent and subject to the provisions of subsection (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.
(h) For purposes of this Section the following terms shall have the following meanings:
A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.
A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount thereafter shall be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, each of whose Dollar Equivalent at the Market Exchange Rate on the date of such replacement shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.
“Election Date” shall mean any date for any series of Securities as specified pursuant to Section 2.03(11) by which the written election referred to in Section 2.13(b) may be made, such date to be not later than the regular record date for the earliest payment for which such election may be effective.
All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Corporation, the Trustee for the applicable series of Securities and all Holders of such Securities denominated or payable in the relevant currency or currency units.

The Currency Determination Agent shall promptly give written notice to the Corporation and the Trustee for the applicable series of Securities of any such decision or determination.
In the event of a Conversion Event with respect to a Foreign Currency, the Corporation, after learning thereof, will immediately give written notice thereof to the Trustee of the appropriate series of Securities and the Currency Determination Agent with respect to such series (and such Trustee will promptly thereafter give notice to the Holders) specifying the Conversion Date. In the event of a Conversion Event with respect to any currency unit in which Securities are denominated or payable, the Corporation, after learning thereof, will immediately give written notice thereof to the Trustee of the applicable series of Securities and the Currency Determination Agent with respect to such series (and such Trustee promptly thereafter will give notice to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Corporation, after learning thereof, similarly will give written notice to the Trustee of the applicable series of Securities and the Currency Determination Agent.
The Trustee of the applicable series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Corporation and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.
SECTION 2.14. Appointment and Resignation of Currency Determination Agent.
(a) If and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Corporation will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Corporation will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Sections 2.03 and 2.13 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal and interest, if any, pursuant to Section 2.13.
(b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Corporation and the Trustee of the applicable series of Securities accepting such appointment executed by the successor Currency Determination Agent.
(c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Corporation, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the

Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).
ARTICLE 3
REDEMPTION
SECTION 3.01. Applicability of this Article.
Securities of any series that are redeemable at the option of the Corporation prior to their maturity shall be redeemable in accordance with their terms (except as otherwise specified in this Indenture for Securities of any series) and in accordance with this Article.
SECTION 3.02.  Notices to Trustee.
If the Corporation elects to redeem any Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed in accordance with the terms of the Securities. If the redemption is of less than all the outstanding Securities of a series, the Corporation shall furnish to the Trustee a written statement signed by an Officer of the Corporation stating that with respect to that series there exists no Event of Default and no circumstance that, after notice or the passage of time or both, would constitute an Event of Default. The Corporation shall give the notice provided for in this Section at least 50 days before the redemption date.
SECTION 3.03.  Selection of Securities to be Redeemed.
If, at the option of the Corporation, less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate, subject to any applicable stock exchange requirements. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have a denomination larger than $1,000 (or the applicable minimum denomination for such Securities). Securities and portions of them it selects shall be in amounts of $1,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies) or a multiple of $1,000 (or the applicable minimum denomination for such Securities in the event the Securities are payable in a Foreign Currency or Currencies). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
The Trustee for the Securities of any series to be redeemed shall promptly notify the Corporation in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 3.04.  Notice of Redemption.
At least 20 days but not more than 60 days before a date of redemption of Securities at the option of the Corporation, the Corporation shall give notice of redemption to each Holder of Securities to be redeemed.
The notice shall identify the Securities to be redeemed and shall state:
(1) the redemption date;
(2) the redemption price;
(3) the name and address of the Paying Agent;
(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and
(5) that interest, if any, on Securities called for redemption ceases to accrue on and after the redemption date.
At the Corporation’s request, the Trustee shall give the notice of redemption in the Corporation’s name and at its expense. In such event, the Corporation will provide the Trustee with the information required by clauses (1) through (5) above at least five Business Days prior to the date chosen for giving such notice, or such lesser period if permitted by the Trustee in its discretion.
SECTION 3.05.  Effect of Notice of Redemption.
Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that any regular payment of interest becoming due on the redemption date shall be payable to the Holder of any such Security being redeemed as provided in the Security.
SECTION 3.06.  Deposit of Redemption Price.
By the opening of business on the redemption date, the Corporation shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed at the option of the Corporation on that date.
SECTION 3.07. Securities Redeemed in Part.
Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4
COVENANTS
SECTION 4.01.  Certain Definitions.
“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property. This term does not include any obligation to make payments arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent such obligation is offset by or conditioned upon receipt of payments from another person. A lease obligation shall be counted only once even if the Corporation and one or more of its Subsidiaries may be responsible for the obligation.
“Consolidated Net Tangible Assets” means total assets less (1) total current liabilities (excluding any Debt which, at the option of the borrower, is renewable or extendable to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes that are included in current liabilities) and (2) goodwill, patents and trademarks, all as reflected in the Corporation’s most recent consolidated balance sheet preceding the date of a determination under Section 4.03(11).
“Debt” means all indebtedness for borrowed money reported as debt in the consolidated financial statements or any guarantee of such a debt and includes purchase money obligations. This term does not include any obligation to make payments arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent such obligation is offset by or conditioned upon receipt of payments from another person. A Debt shall be counted only once even if the Corporation and one or more of its Subsidiaries may be responsible for the obligation.
“Lien” means any mortgage, pledge, security interest or lien. This term does not include any obligation arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent such obligation is offset by or conditioned upon receipt of payments from another person.
“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the Debt was created.
“Principal Property” means, as to any particular series of Securities, any manufacturing facility located in the United States and owned by the Corporation or by one or more Restricted Subsidiaries from the date Securities of that series are first issued and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and other similar charges) greater than 3% of Consolidated Net Tangible Assets, except (1) any such facility or property that is financed by obligations of any State, political subdivision of any State or the District of Columbia under terms that permit the interest payable to the holders of the obligations to be excluded from gross income as a result of the plant, facility or property satisfying the conditions of Section 103(b)(4)(C), (D), (E), (F) or (H) of the Internal Revenue Code of 1954, as amended, Section 103(b)(6) of the Internal Revenue Code of 1954, as amended, Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or of any successors to such provisions, or (2) any such facility or property which, in the opinion of the Board of Directors of the Corporation, is not of material importance to the total business conducted by the Corporation and its Subsidiaries taken as a whole. However, the Chief Executive Officer or Chief Financial Officer of the Corporation may at any time declare any manufacturing facility or other property to be a Principal Property by delivering a certificate to that effect to the Trustee.
“Restricted Property” means, as to any particular series of Securities, any Principal Property, any Debt of a Restricted Subsidiary owned by the Corporation or a Restricted Subsidiary on the date Securities of that series are first issued or secured by a Principal Property (including any property received upon a conversion or exchange of such Debt), or any shares of stock of the Corporation or a Restricted Subsidiary owned by the Corporation or a Restricted Subsidiary (including any property or shares received upon a conversion, stock split or other distribution with respect to the ownership of such stock).
“Restricted Subsidiary” means a Subsidiary that has substantially all its assets located in, or carries on substantially all its business in, the United States and that owns a Principal Property. Notwithstanding the preceding sentence, a Subsidiary shall not be a Restricted Subsidiary during such period of time as it (or any corporation (other than the Corporation) or other entity that, directly or indirectly, beneficially owns a majority of the Voting Stock of the Subsidiary) has shares of capital stock registered under the Exchange Act or it files reports and other information with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
“Sale-Leaseback Transaction” means an arrangement whereby the Corporation or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person and contemporaneously leases it back from the person. This term does not include any transaction arising from the transfer of tax benefits under the Economic Recovery Tax Act of 1981 (as it may from time to time be amended, or any successor statute) to the extent the obligation to make rental payments is offset or conditioned upon receipt of payments from another person.
“Subsidiary” means a corporation a majority of the Voting Stock of which is owned by the Corporation, the Corporation and one or more Subsidiaries, or one or more Subsidiaries.
“United States” means the United States of America. The Commonwealth of Puerto Rico, the Virgin Islands and other territories and possessions are not part of the United States.
“Voting Stock” means capital stock having voting power under ordinary circumstances to elect directors.
SECTION 4.02.  Payment of Securities.
The Corporation shall promptly pay the principal of and interest, if any, on the Securities on the dates and in the manner provided in the Securities.

To the extent lawful, the Corporation shall pay interest on overdue principal, if any, at the rate borne by the Securities and shall pay interest on overdue installments of interest, if any, at the same rate.
SECTION 4.03.  Limitation on Liens.
The Corporation shall not, and shall not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt unless:
(1) the Lien equally and ratably secures the Securities and the Debt. The Lien may equally and ratably secure the Securities and any other obligation of the Corporation or a Subsidiary. The Lien may not secure an obligation of the Corporation that is subordinated to any Securities; or
(2) the Lien is on property, Debt or shares of stock of a corporation at the time such corporation becomes a Restricted Subsidiary; or
(3) the Lien is on property at the time the Corporation or a Restricted Subsidiary acquires the property. However, the Lien may not extend to any other Restricted Property owned by the Corporation or a Restricted Subsidiary at the time the property is acquired; or
(4) the Lien secures the payment of all or any part of the purchase price of property upon the acquisition of such property by the Corporation or a Restricted Subsidiary or secures any Debt incurred or guaranteed by the Corporation or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, completion of construction (including any improvements on an existing property) or commencement of full operation of such property, which Debt is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon, and which Debt may be in the form of obligations incurred in connection with industrial revenue bonds or similar financings and letters of credit issued in connection therewith; provided, however, that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property theretofore owned by the Corporation or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement made is located; or
(5) the Lien secures Debt of a Restricted Subsidiary owed to the Corporation or another Restricted Subsidiary; or
(6) the Lien is on property of a corporation or other entity at the time such corporation or other entity merges into, or consolidates or enters into a share exchange with, the Corporation or a Restricted Subsidiary; or
(7) the Lien is on property of a person at the time the person transfers or leases all or substantially all its assets to the Corporation or a Restricted Subsidiary; or
(8) the Lien is in favor of any customer (including any government or governmental authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure Debt guaranteed by a government or governmental authority; or
(9) the Lien arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings or the Lien is a materialmen’s, suppliers’, tax or other similar Lien arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings; or
(10) as to any particular series of Securities, the Lien extends, renews or replaces in whole or in part a Lien (“existing Lien”) permitted by any of the clauses (1) through (9) or a Lien existing on the date that Securities of such series are first issued. The Lien may not extend beyond the property subject to the existing Lien. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (5); or
(11)  the Debt secured by the Lien plus all other Debt secured by Liens on Restricted Property, excluding Debt secured by a Lien permitted by any of the clauses (1) through (10) and any Debt secured by a Lien existing at the date of this Indenture, at the time does not exceed 10% of Consolidated Net Tangible Assets. Attributable Debt for any lease entered into under clause (4) of Section 4.04 shall be included in the determination and treated as Debt secured by a Lien on Restricted Property not otherwise permitted by any of the clauses (1) through (10).
SECTION 4.04.  Limitation on Sale-Leaseback Transactions.
The Corporation shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless:
(1) the lease has a term of three years or less; or
(2) the lease is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries; or
(3) the Corporation or a Restricted Subsidiary under clauses (2) through (10) of Section 4.03 could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or
(4) the Corporation or a Restricted Subsidiary under clause (11) of Section 4.03 could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or
(5) the Corporation or a Subsidiary owns or acquires other property which will be made a Principal Property and is determined by the Board of Directors of the Corporation to have a fair value equal to or greater than the Attributable Debt incurred; or

(6) (A) the Corporation or a Restricted Subsidiary makes an optional repayment in cash of its Debt at least equal in amount to the Attributable Debt for the lease,
(B) the prepayment is made within 120 days of the effective date of the lease,
(C) the Debt prepaid is not owned by the Corporation or a Restricted Subsidiary, and
(D)  the Debt prepaid was Long-Term Debt at the time it was created.
SECTION 4.05.  No Lien Created, etc.
This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Corporation or any Subsidiary.
SECTION 4.06.  Compliance Certificate.
The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers’ Certificate stating whether or not the signers know of any default by the Corporation in performing its covenants in Section 4.03 or 4.04. If they do know of such a default, the certificate shall describe the default. The certificate need not comply with Section 10.05.
SECTION 4.07.  SEC Reports.
The Corporation shall deliver to the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE 5
SUCCESSOR CORPORATION
SECTION 5.01.  When the Corporation May Merge, etc.
The Corporation shall not consolidate with or merge into, or transfer all or substantially all its assets to another corporation, unless (1) the resulting, surviving or transferee corporation assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture, (2) immediately after giving effect to such transaction no Event of Default and no circumstances which, after notice or lapse of time or both, would become an Event of

Default, shall have happened and be continuing, and (3) the Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all such obligations of the Corporation shall terminate.
SECTION 5.02.  When Securities Must be Secured.
If upon any such consolidation, merger or transfer a Restricted Property would become subject to an attaching Lien that secures Debt, then, at the time or before the consolidation, merger or transfer occurs, the Corporation by supplemental indenture shall secure the Securities by a direct lien on the Restricted Property. The direct Lien shall have priority over all Liens on the Restricted Property except those already on it, provided that the direct Lien also may equally and ratably secure the Securities and any other obligation of the Corporation or a Subsidiary. However, the Corporation need not comply with this Section if:
(1) upon the consolidation, merger or transfer the attaching Lien will secure the Securities equally and ratably with or prior to Debt secured by the attaching Lien; or
(2)  the Corporation or a Restricted Subsidiary under any of the clauses (2) through (11) of Section 4.03 could create a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien.
ARTICLE 6
DEFAULTS AND REMEDIES
SECTION 6.01.  Events of Default.
An “Event of Default” occurs with respect to a series of Securities if:
(1) the Corporation defaults in the payment of interest on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;
(2) the Corporation defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;
(3) the Corporation fails to comply with any of its other agreements in the Securities of that series or this Indenture for the benefit of that series and the default continues for the period and after the notice specified in this Section;
(4) the Corporation pursuant to or within the meaning of any Bankruptcy Law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors;
(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Corporation in an involuntary case,
(B) appoints a Custodian of the Corporation or for all or substantially all of the property of the Corporation, or
(C) orders the winding up or liquidation of the Corporation, and the order or decree remains unstayed and in effect for 90 days; or
(6) there occurs any other event specifically described as an Event of Default by the Securities of that series.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A default under clause (3) is not an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of the Securities of that series notify the Corporation of the default and the Corporation does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” Subject to Sections 7.01 and 7.02 the Trustee shall not be charged with knowledge of any default unless written notice thereof shall have been given to the Trustee by the Corporation, the Paying Agent, the Holder of a Security or an agent of such Holder.
SECTION 6.02.  Acceleration.
If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee, by notice to the Corporation or the Holders of at least 25% in principal amount of the Securities of that series by notice to the Corporation and the Trustee, may declare the principal (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) of and accrued interest, if any, on all the Securities of that series to be due and payable immediately. Upon such a declaration such principal and interest, if any, shall be due and payable immediately. The Holders of a majority in principal amount of the Securities of any series by notice to the Trustee may rescind an acceleration (and upon such rescission any Event of Default caused by such acceleration shall be deemed cured) with respect to that series and its consequences if all existing Events of Default with respect to the series have been cured or waived, if the rescission would not conflict with any judgment or decree, and if all payments due to the Trustee and any predecessor Trustee under Section 7.07 have been made.
SECTION 6.03.  Other Remedies.
If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or, in the case of Discounted Securities, such amount of principal as may be provided for in such Securities) or interest, if any, on the Securities of that series or to enforce the performance of any provision of such Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
SECTION 6.04.  Waiver of Past Defaults.
Subject to Section 9.02 the Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may waive an existing Default or Event of Default with respect to that series and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 6.05.  Control by Majority.
The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of the same series or would involve the Trustee in personal liability.
SECTION 6.06.  Limitation on Suits.
No Holder of a Security of any series may pursue any remedy with respect to this Indenture or the Securities unless:
(1) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of the series is continuing;
(2) the Holders of at least 25% in principal amount of the Securities of that series make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over any other Securityholder.
SECTION 6.07.  Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, if any, on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.
SECTION 6.08.  Collection Suit by Trustee.
If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, subject to Sections 6.02 and 6.04 the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest, if any, remaining unpaid.
SECTION 6.09.  Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, or any of its creditors or property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions.
SECTION 6.10.  Priorities.
If the Trustee collects any money pursuant to this Article with respect to the Securities of any series, it shall pay out the money in the following order:
First: to the Trustee for amounts due under Section 7.07;
Second: to Holders of Securities of that series for amounts due and unpaid on such Securities for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, if any, respectively; and
Third: to the Corporation.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.
SECTION 6.11.  Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit including the Trustee, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any series.
ARTICLE 7
TRUSTEE
SECTION 7.01.  Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall with respect to Securities exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(b) Except during the continuance of an Event of Default:
(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
(2) in the absence of bad faith on its part, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, notices or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates, notices or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates, notices and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1) this subsection does not limit the effect of subsection (b) above;
(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) above.
(e)  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation.
SECTION 7.02.  Rights of Trustee.
(a) Subject to Section 7.01 the Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
(f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.
(h) The Trustee may request that the Corporation deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
SECTION 7.03.  Individual Rights of Trustee, etc.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or any of its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee’s Disclaimer.
The Trustee makes no representations as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
SECTION 7.05.  Notice of Defaults.
If a Default occurs with respect to a series of Securities and is continuing and if it is known to the Trustee, the Trustee shall give notice of the Default to each Holder of Securities of that series within 90 days after it occurs. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of such Holders.
SECTION 7.06.  Reports by Trustee to Holders.
If required pursuant to TIA Section 313(a), the Trustee, within 60 days after each May 15, shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with the reporting obligations of TIA Section 313(b).
A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees to notify the Trustee whenever the Securities become listed on any stock exchange.
SECTION 7.07.  Compensation and Indemnity.
The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Corporation shall reimburse the Trustee upon request for all reasonable out-of- pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Corporation shall fully indemnify the Trustee against any and all losses, claims, damages, expenses or liabilities incurred by it in connection with the administration of this trust and its duties hereunder. The Trustee, upon a Trust Officer becoming aware thereof, shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence, bad faith, or willful misconduct.
To secure the Corporation’s payment obligations in this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest, if any, on particular Securities. The provisions of this Section shall survive the termination of this Indenture or the resignation or removal of the Trustee.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The benefits of this Section 7.07 shall survive the termination of this Indenture.
SECTION 7.08.  Replacement of Trustee.
The Trustee may resign with respect to the Securities of one or more series by so notifying the Corporation. The Holders of a majority in principal amount of the Securities of any series may remove the Trustee with respect to that series by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation’s consent. The Corporation may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10;
(2) the Trustee is adjudged a bankrupt or an insolvent;
(3) a receiver or other public officer takes charge of the Trustee or its property; or
(4) the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the Corporation shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee for the benefit of the series with respect to which it is retiring to the successor Trustee, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to that series. A successor Trustee shall give notice of its succession to each Holder of the Securities of the series affected.
If pursuant to Section 2.03(5) a trustee, other than the Trustee initially named in this Indenture (or any successor thereto), is appointed with respect to one or more series of Securities, the Corporation, the Trustee initially named in this Indenture (or any successor thereto) and such newly appointed trustee shall execute and deliver a supplement to this Indenture which shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the Trustee initially named in this Indenture (or any successor thereto) with respect to the Securities of any series as to which the Trustee is continuing as trustee hereunder shall continue to be vested in the Trustee initially named in this Indenture (or any successor thereto), and shall add to, supplement or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts relating to the separate series of Securities as if it were acting under a separate indenture.
If a successor Trustee with respect to a series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to a series of Securities fails to comply with Section 7.10, any Holder of Securities of that series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
If there are two or more Trustees at any time under this Indenture, each will be the Trustee of a separate trust held under this Indenture for the benefit of the series of Securities for which it is acting as Trustee and the rights and obligations of each Trustee will be determined as if it were acting under a separate indenture.
SECTION 7.09.  Successor Trustee by Merger, etc.
If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
SECTION 7.10.  Eligibility; Disqualification.
This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), provided that the question whether the Trustee has a conflicting interest shall be determined as if each series of Securities were separate issues of securities issued under separate indentures.
SECTION 7.11.  Preferential Collection of Claims Against Corporation.
The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
SATISFACTION, DISCHARGE AND DEFEASANCE
SECTION 8.01.  Satisfaction and Discharge Under Limited Circumstances.
If at any time (a) all Securities of a series previously authenticated (other than any Securities destroyed, lost or stolen and replaced or paid as provided in Section 2.08) shall have been delivered to the Trustee for cancellation, or (b) all the Securities of a series not previously delivered to the Trustee for cancellation shall have become due and payable, the Corporation has deposited or caused to be deposited with the Trustee as trust funds the entire amount (other than moneys paid to the Corporation in accordance with Section 8.05) sufficient to pay at maturity or upon redemption all Securities of that series not previously delivered to the Trustee for cancellation, including principal and interest, if any, due, and if, in either case, the Corporation also shall pay all other sums then payable under this Indenture by the Corporation, then this Indenture shall cease to be of further effect with respect to Securities of that series, and the Trustee, on demand of and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to

Securities of that series. The Corporation will reimburse the Trustee for any subsequent costs or expenses reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.
SECTION 8.02.  Satisfaction and Discharge of Indenture.
The Corporation may take any action provided for in this Section unless the Securities of the affected series specifically provide that this Section shall not apply to the series. The Corporation at any time at its option may terminate all of its obligations under the Securities of a series previously authenticated and its obligations under this Indenture with respect to such series (except as provided below), and the Trustee, at the expense of the Corporation, shall, upon the request of the Corporation, execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to Securities of that series, effective on the date the following conditions are satisfied:
(1) with reference to this Section, the Corporation has deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that series, (a) lawful money, in the currency or currencies in which Securities of that series are payable, in an amount, or (b) if the Securities of that series are payable in Dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of the principal of and interest, if any, on the Securities of that series lawful money of the United States in an amount, or (c) a combination thereof, sufficient to pay and discharge the principal of and interest, if any, on the Securities of that series on the date on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that series and 91 days have passed during which no Event of Default under Section 6.01(4) or 6.01(5) has occurred;
(2) if the Securities of that series are then listed on any national securities exchange, the Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Securities to be delisted;
(3) the Corporation has delivered to the Trustee an Opinion of Counsel, to the effect that, based on applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the discharge will not be deemed, or result in, a taxable event with respect to the Holders; and
(4) the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, complying with Section 10.04 relating to the Corporation’s exercise of such option.
The trust established pursuant to clause (1) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. The escrow trust agreement may, at the Corporation’s election, grant the Corporation the right to substitute U.S. Government Obligations from time to time for any or all of the U.S. Government

Obligations deposited with the Trustee pursuant to this Section and the escrow trust agreement; provided, that the condition specified in clause (1) above is satisfied immediately following any such substitution or substitutions. If any Securities of a series are to be redeemed prior to their stated maturity pursuant to optional redemption provisions the applicable escrow trust agreement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.
Upon the satisfaction of the conditions set forth in this Section with respect to a series of the Securities, the terms and conditions of the Securities of that series, including the terms and conditions with respect thereto set forth in this Indenture, no longer shall be binding upon, or applicable to, the Corporation.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 7.07 and 7.08 with respect to the Securities of that series shall survive until the Securities of that series no longer are outstanding. Thereafter, the Corporation’s obligations in Section 7.07 shall survive such satisfaction and discharge.
“U.S. Government Obligations” means the following obligations:
(1) direct obligations of the United States for the payment of which its full faith and credit is pledged; or
(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.
SECTION 8.03.  Defeasance of Certain Obligations.
The Corporation may take any action provided for in this Section unless the Securities of the affected series specifically provide that this Section shall not apply to the series. The Corporation at any time at its option may cease to be under any obligation to comply with Sections 4.03, 4.04, 4.06, 4.07, 5.01, 5.02 and 6.02, or to comply with any other covenants or agreements of the Corporation applicable to Securities of that series as to which the provisions of this Section are expressly made applicable by the Board Resolution or Resolutions or supplemental indenture contemplated by Sections 2.01 and 2.03, with respect to Securities of a series effective on the date the following conditions are satisfied:
(1) with reference to this Section, the Corporation has deposited or caused to be deposited with the Trustee irrevocably, as trust funds in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of that series, (a) lawful money, in the currency or currencies in which Securities of that series are payable, in an amount, or (b) if the Securities of that series are payable in Dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of principal of and interest, if any, on the

Securities of that series lawful money of the United States in an amount, or (c) a combination thereof, sufficient to pay and discharge the principal of and interest, if any, on the Securities of that series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of that series;
(2) the Corporation has delivered to the Trustee an Opinion of Counsel, to the effect that, based on applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance will not be deemed, or result in, a taxable event with respect to the Holders; and
(3) the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 10.04 relating to the Corporation’s exercise of such option.
The trust established pursuant to clause (1) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. The escrow trust agreement may, at the Corporation’s election, grant the Corporation the right to substitute U.S. Government Obligations from time to time for any or all of the U.S. Government Obligations deposited with the Trustee pursuant to this Section and the escrow trust agreement; provided, that the condition specified in clause (1) above is satisfied immediately following any such substitution or substitutions. If any Securities of a series are to be redeemed prior to their stated maturity pursuant to optional redemption provisions the applicable escrow trust agreement shall provide therefor and the Corporation shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Corporation.
The Corporation’s exercise of its option under this Section shall not preclude the Corporation from subsequently exercising its option under Section 8.02 hereof and the Corporation may so exercise that option by providing the Trustee with written notice to such effect.
SECTION 8.04.  Application of Trust Money.
The Trustee shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03. It shall apply the deposited money and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture, to the payment of principal and interest, if any, on the Securities of the series for the payment of which such money and U.S. Government Obligations has been deposited. The Holder of any Security replaced pursuant to Section 2.08 shall not be entitled to any such payment and shall look only to the Corporation for any payment which such Holder may be entitled to collect. In connection with the satisfaction and discharge of this Indenture or the defeasance of certain obligations under this Indenture with respect to Securities of a series pursuant to Section 8.02 or Section 8.03 hereof, respectively, the escrow trust agreement may, at the Corporation’s election, (1) enable the Corporation to direct the Trustee to invest any money received by the Trustee on the U.S. Government Obligations deposited in trust thereunder in additional U.S. Government Obligations and (2) enable the Corporation to withdraw monies or U.S. Government Obligations from the trust from time to time; provided, that the condition specified in Section 8.02(1) or

8.03(1) is satisfied immediately following any investment of such money by the Trustee or the withdrawal of monies or U.S. Government Obligations from the trust by the Corporation as the case may be.
SECTION 8.05.  Repayment to Corporation.
The Trustee and the Paying Agent shall promptly pay to the Corporation upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay, unless otherwise prohibited by mandatory provisions of applicable escheat or abandoned or unclaimed property law, to the Corporation upon request any money held by them for the payment of principal or interest, if any, that remains unclaimed for two years.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.
The Corporation may amend or supplement this Indenture or the Securities of any series without notice to or consent of any Securityholder:
(1) to cure any ambiguity, omission, defect or inconsistency;
(2) to comply with Article 5;
(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(4) to effectuate or comply with the provisions of Section 2.03(5) or 7.08;
(5) to change or eliminate any of the provisions of this Indenture; provided, however, that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplement that is entitled to the benefit of such provision;
(6) to make any change that does not materially adversely affect the rights of any Holder of any Security of that series;
(7) to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the TIA; or
(8) to establish the form or forms (or global form) of Securities of any series pursuant to Section 2.01 or the terms and conditions of Securities of any series pursuant to section 2.03.
The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Securities of any series without notice to or consent of any Securityholder if the waiver does not materially adversely affect the rights of any Holder of any Securities of that series.
SECTION 9.02.  With Consent of Holders.
The Corporation may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of not less than a majority in principal amount of the Securities of each series affected and the Trustee shall execute any such amendment or supplement at the direction of the Corporation. The Holders of a majority in principal amount of the Securities of each series affected may waive compliance by the Corporation with any provision of this Indenture or the Securities of each such series without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
(1) reduce the amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;
(2) reduce the rate of or extend the time for payment of interest on any Security;
(3) reduce the principal of or extend the fixed maturity of any Security;
(4) reduce the portion of the principal amount of a Discounted Security payable upon acceleration of its maturity; or
(5) make any Security payable in a currency or currency unit other than that stated in the Security.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 9.03.  Compliance with Trust Indenture Act of 1939.
Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.
SECTION 9.04.  Revocation and Effect of Consents.
A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security, provided that the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.
After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in clauses (2), (3), (4) or (5) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
SECTION 9.05.  Notation on or Exchange of Securities.
If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
SECTION 9.06. Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Corporation may not sign an amendment or supplement unless authorized by an appropriate Board Resolution.
ARTICLE 10
MISCELLANEOUS

SECTION 10.01.  TIA Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA or limits, qualifies or conflicts with any other mandatory provision of the TIA, the required or mandatory provision shall control.
SECTION 10.02.  Notices.
Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Corporation:
Lockheed Martin Corporation
Attention: Vice President and Treasurer
6801 Rockledge Drive
Bethesda, Maryland 20817

if to the Trustee:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-1419
Facsimile No.: (651) 495-8097
Attention: Corporate Trust Services

The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Nothing in this Section 10.02 shall require the Trustee to act upon instructions or directions sent by e-mail transmissions.
Any notice or communication to a Securityholder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it will not affect its sufficiency with respect to other Securityholders.
If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
SECTION 10.03.  Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, if so requested, the Corporation shall furnish to the Trustee:
(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 10.05.  Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with; and
(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
SECTION 10.06.  When Treasury Securities Disregarded.
In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 10.07.  Rules by Trustee, Paying Agent and Registrar.
The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.08.  Legal Holidays.
A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a Place of Payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday in the state or other jurisdiction in which the Trustee maintains its principal place of business, then the record date shall be the next succeeding day that is not a Legal Holiday in such state or other jurisdiction.
SECTION 10.09.  Governing Law.
The laws of the State of Maryland shall govern this Indenture and the Securities.
SECTION 10.10.  No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or any Subsidiary of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 10.11.  No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligation of the Corporation under the Securities or the Indenture or for any claim based on, with respect to or by reason of such obligations or their creation. All such liability is waived and released as a condition of, and as partial consideration for, the execution of this Indenture and the issue of the Securities.
SECTION 10.12.  Securities in a Foreign Currency.
Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 2.01 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the holders of a specified percentage in aggregate principal amount of Securities of all series at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a Foreign Currency, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate on the record date fixed for such action or, if no record date is fixed, on the New York Business Day immediately preceding the date of such action.
SECTION 10.13.  Judgment Currency.
If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Corporation hereunder or under any Security or any related coupon it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon then such conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Corporation agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security or coupon. Any amount due from the Corporation under this Section shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or with respect to any Security or coupon. In no event, however, shall the Corporation be required to pay more in the currency or currency unit due hereunder or under such Security or coupon at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Corporation’s obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Corporation shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.
SECTION 10.14.  Successors.
All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 10.15.  Duplicate Originals.
The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.
SECTION 10.16.  Acts of Holders; Record Dates.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1(e)) conclusive in favor of the Trustee and the Corporation, if made in the manner provided in this Section.
(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c) The Corporation may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Corporation prior to the first solicitation of a Holder of Securities of such series made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.6) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
SECTION 10.17.  Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 10.18.  Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 10.19.  Counterparts.
This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
The parties may sign any number of copies of this Indenture. One signed copy is sufficient to prove this Indenture.

SECTION 10.20.  Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act (the “Patriot Act”), the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

LOCKHEED MARTIN CORPORATION

By:	/s/ Kenneth R. Possenriede
Kenneth R. Possenriede
Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald Hurrelbrink
Donald Hurrelbrink
Vice President